Exhibit 10.34

EXECUTION COPY

AMENDMENT NO. 1 TO ROLLOVER AGREEMENT

AMENDMENT NO. 1 TO ROLLOVER AGREEMENT (this “Amendment”) dated as of September 23, 2003, by and between Pharma Services Holding, Inc., a Delaware corporation (the “Company”), Dennis B. Gillings, Ph.D. (“DG”), an individual, Joan H. Gillings, an individual, Susan Ashley Gillings, an individual, the Gillings Family Foundation, a North Carolina private foundation, the Gillings Family Limited Partnership, a North Carolina limited partnership, and the GFEF Limited Partnership, a North Carolina limited partnership (each, including DG, an “Investor” and, collectively, the “Investors”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in that certain Rollover Agreement, dated as of August 28, 2003, by and among the Company and the Investors (the “Rollover Agreement”).

WHEREAS, as of August 28, 2003, the Company and Investors entered into the Rollover Agreement, which provided, among other things, for the contribution of Rollover Shares and Company Options to the Company immediately prior to the consummation of the Merger in exchange for Unit Shares, in the amounts set forth on Annex I thereto; and

WHEREAS, the Company and Investors desire to change the amount of Rollover Shares and Company Options being contributed by the Investors to the Company at the Closing; and

WHEREAS, in order to effectuate such changes the Company and the Investors desire to amend certain provisions of the Rollover Agreement, all in accordance with Section 11(h) thereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements and the representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Preamble. The second WHEREAS clause of the Rollover Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, DG owns 161,531 shares of Quintiles Common Stock (the “DG IRA Shares”) which are held through the Quintiles Transnational Corp. Employee Stock Ownership and 401(k) Plan (the “Company ESOP”); and”

2. Share Ownership. The last two sentences of Section 4(a) of the Rollover Agreement shall be deleted in their entirety and replaced with the following:

“Except for DG who owns 181,679 shares of Quintiles Common Stock which are not being contributed to the Company hereunder and which are not being surrendered to the

Company as consideration for the Unit Shares (the “Retained Securities”), such Investor does not have record or beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of any (i) shares of Quintiles Common Stock except for the Rollover Shares and (ii) of any options in Quintiles except for the Company Options. Except for the Rollover Shares, the Company Options and the Retained Securities, neither such Investor nor any Affiliate of such Investor has any equity or similar interest in Quintiles or any Subsidiary of Quintiles.”

3. Annex I. Annex I of the Rollover Agreement shall be deleted in its entirety and replaced with the revised Annex I attached to this Amendment.

4. Ratification of Other Provisions. Except as expressly modified hereby, the Rollover Agreement shall remain in full force and effect and is hereby ratified and confirmed.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Investor and by a duly authorized officer of the Company as of the date and year first above written.

PHARMA SERVICES HOLDING, INC.

By:	/s/ Dennis B. Gillings
Name:
Title:

/s/ Dennis B. Gillings
Dennis B. Gillings, Ph.D.

Annex I

Investor	Rollover Shares *	Company Options	Shares of Common Stock	Shares of Series A Preferred Stock *
Dr. Dennis B. Gillings (excluding the DG IRA Shares)	5,567,705	2,018,691	17,012,569.8318	78,805.6260
Dr. Dennis B. Gillings (DG IRA Shares)	161,531	0	480,352.6456	2,225.0895
Joan H. Gillings (excluding the JHG IRA Shares)	258,078	0	767,459.1879	3,555.0245
Joan H. Gillings (JHG IRA Shares)	1,200	0	3,568.4988	16.5300
Susan Ashley Gillings	13,343	0	39,678.7326	183.7998
The Gillings Family Foundation	55,000	0	163,556.1936	757.6250
Gillings Family Limited Partnership	240,000	0	713,699.7539	3,306.0000
GFEF Limited Partnership	14,200	0	42,227.2354	195.6050

TOTAL	6,311,057	2,018,691	19,223,112.0796	89,045.2998

(*)	Subject to appropriate pro rata reduction in the event debt securities are issued by Intermediate Subsidiary at or prior to the Effective Time; provided, that DG may then elect which of the Investors’ Rollover Shares will not be contributed to the Company in order to accomplish such pro rata reduction.